Exclusive Licensing Agreement

         This agreement is entered between WERE- International, Inc. of Iowa, an Iowa Corporation, having a principal place of business in the City of Burlington, Iowa (hereinafter referred to as "WERE") and MAS Acquisition 11 Corp., a Delaware Corporation, having a principal place of business in the City of Evansville, Indiana thereinafter referred to as "NLAS").

         Whereas, WERF- owns exclusive rights to Apparatus for Converting Waste Materials to Gaseous and Char Materials, US Patent Number 5,104,490 and agrees to entered into this Exclusive Licensing Agreement with MAS.

         Now, therefore, it is agreed as follows:

1 .WERE grants NIAS the exclusive right to use, develop, commercialize and sub-license Apparatus for Converting Waste Materials to Gaseous and Char Materials, US Patent Number 5,104,490 and any pyrolytic process, apparatuses, and inventions conceived by WERE,, including the right to utilize any patent currently held by or any future patent issued to WERE for a period of thirty (30) years from the date of this Exclusive Licensing Agreement. If MAS did not complete the construction of a plant within three
     (3) years from the date of this Exclusive Licensing Agreement, all rights licensed to MAS by WERE shall become non-exclusive. MAS has the first right of refusal for renewal upon expiration of this Exclusive Licensing Agreement.

2. Upon execution of this Agreement, MAS shall issue to WERE 900,000 shares or 10% of the common stock of MAS.

3 .Upon execution of this Agreement, MAS shall issue to WERE a 24 month non-interest bearing note for twenty five thousand ($25,000) dollars.

4. WERE she supply to MAS all patent information, data and any other necessary information in its possession that will assist NIAS in the development of the pyrolytic process.

5. WERE will retain the authority to process any pending patent application to the best of its ability and will retain the right to determine all future action concerning any patent owned by WERE but agrees to keep MAS informed of all actions in a timely manner.


Dated this 6th day of July 1997

MAS Acquisition II, Corp.              W.E.R.E. International, Inc. of Iowa

By:  /ss/  Aaron Tsai                           By:  /ss/  David L. Huber
   ------------------                              ----------------------
  Aaron Tsai, President                            David L. Huber, President

                                            Board Members

                                                By:  /ss/ James S. Opheim
                                                -------------------------
                                                          James S. Opheim

                                                By:  /ss/  Kenneth Wathicich
                                                ----------------------------
                                                             Kenneth Wathicich

                                                By:  /ss/  Allen E. Massner
                                                ---------------------------
                                                           Allen E. Massner

                                                By:  /ss/  Arthur L Felgum
                                                --------------------------
                                                           Arthur L. Felgum

                                                By:  /ss/  Ronald W. Massner
                                                ----------------------------
                                                           Ronald W. Massner